SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2005

LTX CORPORATION
(Exact name of registrant as specified in charter)

Massachusetts	04-2594045
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

50 Rosemont Road, Westwood, Massachusetts	02090
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 461-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 21, 2005, the Company entered into a Net Lease with CFRI/Doherty University Avenue, L.L.C. (the “Lease”). Pursuant to the Lease, the Company expects to relocate its corporate headquarters from its current location at 50 Rosemont Road, Westwood, Massachusetts to a location approximately two miles away at 825 University Avenue, Norwood, Massachusetts. Under the Lease, the Company will occupy approximately 56,000 square feet, with an expected commencement date of July 1, 2006. The Lease provides for varying rental rates through the initial term of ten years. There are two five year extension options under the Lease. The foregoing description of the Lease is only a summary and is qualified in its entirety by the full text of the Lease, which is incorporated by reference herein.

On December 21, 2005, the Company entered into a Contribution Agreement (“Contribution Agreement”) with CFRI/Doherty University, L.L.C. (the “New Landlord”) pursuant to which if the commencement date under the Lease has not, subject to certain conditions, occurred by a specified date, then the New Landlord becomes obligated to make payments of the amount that rent on the Company’s lease for its 167,000 square foot facility at 50 Rosemont Road, Westwood, Massachusetts (the “Westwood Lease”) exceeds rent under the Lease. The foregoing description of the Contribution Agreement is only a summary and is qualified in its entirety by the full text of the Contribution Agreement, which is incorporated by reference herein.

On December 21, 2005, the Company entered into an Assignment of Lease (“Assignment”) with CFRI/Doherty University, L.L.C., and CFRI/Doherty, pursuant to which upon the commencement date under the Lease, subject to certain conditions, the Company assigns all of its rights and obligations to the New Landlord under the Westwood Lease and the New Landlord assumes all of the rights and obligations for the Company under the Westwood Lease. The foregoing description of the Assignment is only a summary and is qualified in its entirety by the full text of the Assignment, which is incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement.

As described in Item 1.01, pursuant to the Assignment, subject to certain conditions, the Company’s obligations and rights under the Westwood Lease will terminate upon the commencement date under the Lease.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 regarding the Lease is hereby incorporated herein by reference.

Item 2.05	Costs Associated with Exit or Disposal Activities.

The Company expects that charges related to the relocation of its corporate headquarters described in Item 1.01, which may be material, will be incurred in the quarter in which the relocation is completed. At this time, the Company is unable to provide an estimate or range of the expected charges.

Item 9.01	Financial Statements and Exhibits.

(d)

10.1	Net Lease dated as of December 21, 2005, by and between CFRI/Doherty University Avenue, L.L.C. and LTX Corporation.

10.2	Contribution Agreement dated as of December 21, 2005, by and between LTX Corporation and CFRI/Doherty University Avenue, L.L.C.

10.3	Assignment of Lease dated as of December 21, 2005, by and between LTX Corporation and CFRI/Doherty University Avenue, L.L.C. and CFRI/Doherty 50 Rosemont Road, L.L.C.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2005	LTX Corporation

	By:	/s/ Mark J. Gallenberger
Mark J. Gallenberger Vice President & Chief Financial Officer